UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
December 15, 2010 (December 9, 2010)
QUANTA SERVICES, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

1-13831 (Commission File No.)	74-2851603 (IRS Employer Identification No.)
1360 Post Oak Boulevard, Suite 2100
Houston, Texas 77056
(Address of principal executive offices, including ZIP code)
(713) 629-7600
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (b) On December 10, 2010, John R. Wilson advised the Board of Directors (the “Board”) of Quanta Services Inc. (the “Company”) that he has decided to retire from his position as the Company’s President — Electric Power Division, but has agreed to continue as an employee of PAR Electrical Contractors, Inc., one of the Company’s subsidiaries (“PAR”), serving primarily in an advisory capacity. Mr. Wilson will continue to serve on the Board until the Company’s next annual election of directors.
     (e) In connection with his agreement to serve as an employee of PAR, Mr. Wilson entered into a letter agreement (the “Letter Agreement”) with the Company and an employment agreement with PAR (the “Employment Agreement”), each dated December 10, 2010.
     The Letter Agreement provides that (i) the transfer of Mr. Wilson’s employment from the Company to PAR will be considered “Continuous Service” under the Company’s 2007 Stock Incentive Plan (the “2007 Plan”) and that any unvested restricted stock will continue to vest in accordance with the terms of the 2007 Plan and his applicable restricted stock agreements; (ii) Mr. Wilson will remain eligible to receive bonuses, if any, that would be payable to him in respect of 2010 as the Company’s President — Electric Power Division as if he had remained in such position through the bonus payment date in accordance with the Company’s bonus plans, as determined by the Board’s Compensation Committee; and (iii) the Company will reimburse Mr. Wilson for certain expenses related to his relocation from Houston, Texas to Kansas City, Missouri. In exchange for the benefits provided to him under the Letter Agreement, Mr. Wilson agreed to provide certain customary releases to the Company.
     The Employment Agreement, effective December 31, 2010, provides that PAR will employ Mr. Wilson as a Manager-At-Large for a period of five years at an annual base salary of $150,000 and the payment of 100% of the premiums for certain employee health and welfare benefits. Under the Employment Agreement, Mr. Wilson will provide the services requested by PAR and from time to time by the Company or its affiliates. The Employment Agreement contains certain restrictive covenants, which continue throughout the five-year term, pursuant to which Mr. Wilson agrees not to: (i) disclose any confidential and/or proprietary information of the Company or its subsidiaries or affiliates; (ii) directly or indirectly compete with the Company, its subsidiaries and affiliates in any territory within 100 miles of any geographic area in which the Company and its affiliates and subsidiaries conduct business; (iii) directly or indirectly create, establish, develop or manage investments related to the business of the Company and its affiliates and subsidiaries; (iv) directly or indirectly solicit customers, acquisition candidates or investment opportunities of the Company, its subsidiaries or affiliates; and (v) directly or indirectly solicit or hire employees of the Company, its subsidiaries and affiliates. The Employment Agreement supersedes Mr. Wilson’s prior employment agreement with the Company dated May 21, 2003, except for the restrictive covenants contained in Section 4 of such agreement, which remain in effect in accordance with their terms.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On December 9, 2010, the Board approved revisions to the Company’s Restated Certificate of Incorporation to eliminate from the Restated Certificate of Incorporation the terms and provisions of the Series D Junior Participating Preferred Stock (“Series D Preferred Stock”), as set forth in a Certificate of Elimination filed with the Secretary of State of the State of Delaware on December 10, 2010. The Series D Preferred Stock was created pursuant to the Amended and Restated Rights Agreement, as amended and restated October 24, 2002, between the Company and American Stock Transfer & Trust Company. The Rights Agreement expired on March 8, 2010 in accordance with its terms and was not renewed. No shares of Series D Preferred Stock were issued or outstanding prior to filing the Certificate of Elimination.
     On December 9, 2010, the Board approved amendments to the Company’s Bylaws to implement “majority voting” for uncontested director elections, such that a nominee for director will be elected to the Board if the votes cast for the nominee’s election exceed the votes cast against such nominee’s election. Nominees in contested elections (i.e., when the number of nominees exceed the number of directors to be elected at the meeting) will be elected by a plurality vote. The Bylaw amendments also require each stockholder nominee for director election to notify the Company whether such nominee intends to comply with the Corporate Governance Guidelines regarding tendering a resignation in connection with future director elections. On December 9, 2010, the Board also amended the Company’s Corporate Governance Guidelines to provide that the Board may nominate for re-election as directors only candidates who have tendered an irrevocable resignation that will be effective upon (i) failure to receive the required vote for director election at the next annual meeting at which the nominee faces re-election, and (ii) Board acceptance of such resignation. The Board may consider any factors it deems relevant in deciding whether to accept a director’s resignation.
     The foregoing description of the Bylaw amendments is qualified in its entirety by reference to the full text of the Bylaws, as amended and restated December 9, 2010, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference. The foregoing description of the amendments to the Corporate Governance Guidelines is qualified in its entirety by reference to the full text thereof. The Company’s Corporate Governance Guidelines, as amended and restated December 9, 2010, are posted on the Company’s website at www.quantaservices.com under the heading “Corporate Governance.”
Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.
     On December 9, 2010, the Board approved revisions to the Company’s Code of Ethics and Business Conduct to, among other things, (i) update the listing of differences protected from discrimination, (ii) address additional compliance areas with respect to transacting international business, (iii) expand provisions relating to maintaining and presenting business and financial records and reports, and (iv) incorporate the Company’s policy regarding controlled substances and alcohol.
     The foregoing description of the revisions to the Code of Ethics and Business Conduct is qualified in its entirety by reference to the full text thereof. As set forth in the Company’s Proxy Statement for the Annual Meeting of Stockholders held May 20, 2010 and incorporated by reference into the Annual Report on Form 10-K for the year ended December 31, 2009, the Code of Ethics and Business Conduct is posted on the Company’s website at www.quantaservices.com under the heading “Corporate Governance,” and the Company intends to post at the same location on its website any amendments or waivers to the Code of Ethics and Business Conduct that are required to be disclosed pursuant to Item 5.05 of Form 8-K.

Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Exhibit
3.1	Bylaws of Quanta Services, Inc., as amended and restated December 9, 2010

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 15, 2010	QUANTA SERVICES, INC.
	By:	/s/ Tana L. Pool
		Name:	Tana L. Pool
		Title:	Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Exhibit
3.1	Bylaws of Quanta Services, Inc., as amended and restated December 9, 2010